Exhibit 99.1
December 6, 2023
UNITED NATURAL FOODS, INC. REPORTS
FIRST QUARTER FISCAL 2024 RESULTS

Providence, Rhode Island - December 6, 2023 -- United Natural Foods, Inc. (NYSE: UNFI) (the “Company” or “UNFI”) today reported financial results for the first quarter of fiscal 2024 (13 weeks) ended October 28, 2023.

First Quarter Fiscal 2024 Performance (comparisons to first quarter fiscal 2023)
•Net sales increased 0.3% to $7.6 billion
•Net loss of $39 million; Loss per diluted share (EPS) of $(0.67)
•Adjusted EBITDA decreased 43.5% to $117 million
•Adjusted EPS decreased to $(0.04)
Recent Financial and Operational Summary
•Affirmed fiscal 2024 outlook for net sales, Adjusted EBITDA, Adjusted EPS and capital and cloud implementation expenditures; updated net loss and EPS expectations to reflect an asset charge and gain on sale
•Delivered benefits of $150 million near-term value creation initiatives earlier than projected
•Drove improved operational execution and transformation progress
◦Revamped processes and management routines resulting in meaningful shrink reduction
◦Completed consolidation of Logan Township into Allentown distribution center and the automation system expansion at Carlisle distribution center
◦Onboarded new directors, CIO and Retail CEO

“Our performance this quarter exceeded our expectations as we drove improved operational execution, which helped deliver savings from our near-term value creation initiatives earlier in the year than previously expected. These savings partially offset the anticipated decline in procurement gains resulting from lower levels of inflation,” said Sandy Douglas, UNFI’s Chief Executive Officer.

“As we work to restore profitability in the near-term, we also continue to make progress on our multi-year transformation agenda designed to enhance shareholder value by structurally improving our capabilities, efficiency and profitability while meaningfully enhancing the customer and supplier experience. Given our leadership position and the tremendous long-term value creation opportunity we see for our customers, suppliers and our shareholders, we refuse to be incremental in our approach. We remain focused on sustaining operating and transformation momentum as we service our customers throughout the busy holiday season and will continue to drive operational improvement as quickly as possible.”

First Quarter Fiscal 2024 Summary

	13-Week Period Ended		Percent Change
($ in millions, except for per share data)	October 28, 2023	October 29, 2022
Net sales	$7,552	$7,532	0.3%
Chains	$3,184	$3,224	(1.2)%
Independent retailers	$1,899	$1,947	(2.5)%
Supernatural	$1,612	$1,513	6.5%
Retail	$606	$613	(1.1)%
Other	$646	$635	1.7%
Eliminations	$(395)	$(400)	(1.3)%
Net (loss) income	$(39)	$66	(159.1)%
Adjusted EBITDA (1)	$117	$207	(43.5)%
EPS	$(0.67)	$1.07	(162.6)%
Adjusted EPS (1)	$(0.04)	$1.13	(103.5)%
(1)Please refer to the tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Net sales increased 0.3% in the first quarter of fiscal 2024 compared to the same period last year, primarily driven by inflation and new business with existing customers, primarily in our Supernatural channel. These increases were largely offset by a decrease in units sold. While unit volumes continued to decline, there was 60 basis points of sequential improvement from levels in the fourth quarter of fiscal 2023.

Gross profit in the first quarter of fiscal 2024 was $1.0 billion, a decrease of $66 million, or 6.0%, compared to the first quarter of fiscal 2023. Excluding the non-cash LIFO charge in both periods, gross profit decreased $80 million, or 7.2%. The gross profit rate in the first quarter of fiscal 2024 was 13.6% of net sales and included a $7 million LIFO charge. Excluding this non-cash charge, gross profit rate was 13.7% of net sales. Gross profit rate in the first quarter of fiscal 2023 was 14.6% of net sales and included a $21 million LIFO charge. Excluding this non-cash charge, gross profit rate in the first quarter of fiscal 2023 was 14.8% of net sales. The decrease in gross profit rate, excluding the LIFO charge, was primarily driven by lower levels of procurement gains resulting from decelerating inflation.

Operating expenses in the first quarter of fiscal 2024 were $1,023 million, or 13.5% of net sales, compared to $1,000 million, or 13.3% of net sales, in the first quarter of fiscal 2023. The increase in operating expenses as a percentage of net sales was primarily driven by investments in our transformation initiatives, partially offset by lower transportation and distribution center labor costs due to increased operational efficiencies across our supply chain and a decrease in volume.

Interest expense, net for the first quarter of fiscal 2024 and fiscal 2023 was $35 million, as higher average interest rates were offset by lower outstanding debt balances.

Effective tax rate for the first quarter of fiscal 2024 was a benefit of 18.8% on pre-tax loss compared to an expense rate of 6.9% for the first quarter of fiscal 2023. The change from the first quarter of fiscal 2023 was primarily driven by the reduction of discrete tax benefits related to employee stock award vestings in the first quarter of fiscal 2024. In addition, the first quarter of fiscal 2023 included a tax benefit from the release of reserves for unrecognized tax positions that did not recur in the first quarter of fiscal 2024.

Net loss for the first quarter of fiscal 2024 was $39 million. Net income for the first quarter of fiscal 2023 was $66 million.

Net loss per diluted share (EPS) was $(0.67) for the first quarter of fiscal 2024 compared to net income per diluted share of $1.07 for the first quarter of fiscal 2023. Adjusted EPS was $(0.04) for the first quarter of fiscal 2024 compared to $1.13 in the first quarter of fiscal 2023.

Adjusted EBITDA for the first quarter of fiscal 2024 was $117 million compared to $207 million for the first quarter of fiscal 2023.

Capital Allocation and Financing Overview
•Free Cash Flow – During the first quarter of fiscal 2024, free cash flow was $(328) million compared to $(329) million in the first quarter of fiscal 2023. The results for the first quarter of fiscal 2024 reflect net cash used in operating activities of $254 million, including expected seasonally higher levels of holiday-driven working capital, and payments for capital expenditures of $74 million.
•Leverage – Total outstanding debt, net of cash, ended the quarter at $2.29 billion, reflecting an increase of $336 million in the first quarter of fiscal 2024. The net debt to Adjusted EBITDA leverage ratio was 4.2x as of October 28, 2023.
•Liquidity – As of October 28, 2023, total liquidity was approximately $1.29 billion, consisting of approximately $37 million in cash, plus the unused capacity of approximately $1.25 billion under the Company’s asset-based lending facility.

Fiscal 2024 Outlook (1)

The Company is updating its full-year outlook for fiscal 2024 for net loss and EPS to reflect non-cash asset charges and a gain on sale and reaffirming its expectations for net sales, Adjusted EBITDA, Adjusted EPS and capital and cloud implementation expenditures:

Fiscal Year Ending August 3, 2024 (53 weeks)	Previous Full Year Outlook	Updated Full Year Outlook	Change
Net sales ($ in billions)	$30.9 - $31.5	$30.9 - $31.5	—
Net loss ($ in millions)	$(110) - $(36)	$(120) - $(46)	$(10)
EPS (2)	$(1.86) - $(0.60)	$(2.02) - $(0.76)	$(0.16)
Adjusted EPS (2)(3)(4)	$(0.88) - $0.38	$(0.88) - $0.38	—
Adjusted EBITDA (4) ($ in millions)	$450 - $550	$450 - $550	—
Capital and cloud implementation expenditures (5) ($ in millions)	~ $400	~ $400	—

(1)The outlook provided above is for fiscal 2024 only. This outlook is forward-looking, is based on management's current estimates and expectations and is subject to a number of risks, including many that are outside of management's control. See cautionary Safe Harbor Statement below. The 53rd week is expected to add approximately $600 million to Net sales and $9 million to Adjusted EBITDA in the ranges provided.
(2)(Loss) earnings per share amounts as presented include rounding.
(3)The Company uses an adjusted effective tax rate in calculating Adjusted EPS. The adjusted effective tax rate is calculated based on adjusted net (loss) income before tax. It also excludes the potential impact of changes to uncertain tax positions, valuation allowances, tax impacts related to the vesting of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. The Company believes using this adjusted effective tax rate provides better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the underlying ongoing operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations.
(4)Please refer to the tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
(5)Reflects the sum of payments for capital expenditures and cloud technology implementation expenditures. The Company believes that providing this non-GAAP measure provides investors with better visibility to the Company's total investment spend. The increase compared to fiscal 2023 is primarily driven by investments in the Company’s transformation program. The components of fiscal 2024 will be primarily dependent on the nature of certain contracts to be executed.

Conference Call and Webcast

The Company’s first quarter fiscal 2024 conference call and audio webcast will be held today, Wednesday, December 6, 2023 at 8:30 a.m. ET. A webcast of the conference call (and supplemental materials) will be available to the public, on a listen only basis, via the internet at the Investors section of the Company’s website www.unfi.com. The call can also be accessed at (888) 660 - 6768 (conference ID 1099581). An online archive of the webcast (and supplemental materials) will be available for 120 days.

About United Natural Foods

UNFI is North America’s premier grocery wholesaler delivering the widest variety of fresh, branded, and owned brand products to more than 30,000 locations throughout North America, including natural product superstores, independent retailers, conventional supermarket chains, eCommerce providers, and foodservice customers. UNFI also provides a broad range of value-added services and segmented marketing expertise, including proprietary technology, data, market insights, and shelf management to help customers and suppliers build their businesses and brands. As the largest full-service grocery partner in North America, UNFI is committed to building a food system that is better for all and is uniquely positioned to deliver great food, more choices, and fresh thinking to customers. To learn more about how UNFI is delivering value for its stakeholders, visit www.unfi.com.

INVESTOR CONTACTS:
Steve Bloomquist
Vice President, Investor Relations
952-828-4144 sbloomquist@unfi.com

Kristyn Farahmand
Senior Vice President, Investor Relations and Transformation Finance
401-213-2160 kristyn.farahmand@unfi.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K for the year ended July 29, 2023 filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2023 and other filings the Company makes with the SEC, and include, but are not limited to, our dependence on principal customers; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition, including as a result of the continuing consolidation of retailers and the growth of consumer choices for grocery and consumable purchases; our ability to realize the anticipated benefits of our transformation initiatives; changes in relationships with our suppliers; our ability to operate, and rely on third parties to operate, reliable and secure technology systems; labor and other workforce shortages and challenges; the addition or loss of significant customers or material changes to our relationships with these customers; our ability to realize anticipated benefits of our acquisitions; our ability to continue to grow sales, including of our higher margin natural and organic foods and non-food products, and to manage that growth; our ability to maintain sufficient volume in our wholesale segment to support our operating infrastructure; the impact and duration of any pandemics or disease outbreaks; our ability to access additional capital; increases in healthcare, pension and other costs under our and multiemployer benefit plans; the potential for additional asset impairment charges; our sensitivity to general economic conditions including inflation, changes in disposable income levels and consumer purchasing habits; our ability to timely and successfully deploy our warehouse management system throughout our distribution centers and our transportation management system across the Company and to achieve efficiencies and cost savings from these efforts; the potential for disruptions in our supply chain or our distribution capabilities from circumstances beyond our control, including due to lack of long-term contracts, severe weather, labor shortages or work stoppages or otherwise; moderated supplier promotional activity, including decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; our ability to maintain food quality and safety; and volatility in fuel costs. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: To supplement the financial information presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release the non-GAAP financial measures Adjusted EBITDA, adjusted earnings per diluted common share (“Adjusted EPS”), adjusted effective tax rate, free cash flow, net debt to Adjusted EBITDA leverage ratio and capital and cloud implementation expenditures. Adjusted EPS is a consolidated measure, which the Company reconciles by adding Net income attributable to UNFI plus the LIFO charge or benefit, Goodwill impairment benefits and charges, Restructuring, acquisition, and integration related expenses, gains and losses on sales of assets, certain legal charges and gains, surplus property depreciation and interest expense, losses on debt extinguishment, the impact of diluted shares when GAAP earnings is presented as a loss and non-GAAP earnings represent income, and the tax impact of adjustments and the adjusted effective tax rate, which tax impact is calculated using the adjusted effective tax rate, and certain other non-cash charges or items, as determined by management. The non-GAAP adjusted effective tax rate excludes the potential impact of changes to various uncertain tax positions and valuation allowances, as well as tax impacts related to the vesting of share-based compensation awards. The non-GAAP Adjusted EBITDA measure is a consolidated measure which the Company reconciles by adding Net (loss) income including noncontrolling interests, less Net income attributable to noncontrolling interests, plus Non-operating income and expenses, including Net periodic benefit income, excluding service cost, Interest expense, net and Other (income) expense, net, plus (Benefit) provision for income taxes and Depreciation and amortization all calculated in accordance with GAAP, plus adjustments for Share-based compensation, non-cash LIFO charge or benefit, Restructuring, acquisition and integration related expenses, Goodwill impairment charges, Loss (gain) on sale of assets and other asset charges, certain legal charges and gains, and certain other non-cash charges or other items, as determined by management. The changes to the definition of Adjusted EBITDA from prior periods reflect changes to line item references in our Consolidated Financial Statements, which do not impact the calculation of Adjusted EBITDA. The non-GAAP free cash flow measure is defined as net cash (used in) provided by operating activities less payments for capital expenditures. The non-GAAP net debt to Adjusted EBITDA leverage ratio is defined as the total carrying value of the Company’s outstanding short- and long-term debt and finance lease liabilities less net cash and cash equivalents, the sum of which is divided by the trailing four quarters Adjusted EBITDA. The non-GAAP capital and cloud implementation expenditures measure is defined as the sum of payments for capital expenditures and cloud technology implementation expenditures.

The reconciliation of these non-GAAP financial measures to their comparable GAAP financial measures (except for capital and cloud implementation expenditures) and the calculation of net debt to Adjusted EBITDA leverage are presented in the tables appearing below. The components of capital and cloud implementation expenditures for fiscal 2024 will be primarily dependent on the nature of certain contracts to be executed. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting the non-GAAP financial measures Adjusted EBITDA and Adjusted EPS aids in making period-to-period comparisons, assessing the performance of our business and understanding the underlying operating performance and core business trends by excluding certain adjustments not expected to recur in the normal course of business or that are not meaningful indicators of actual and estimated operating performance. The inclusion of free cash flow assists investors in understanding the cash generating ability of the Company separate from cash generated by the sale of assets. Net debt to Adjusted EBITDA leverage ratio is a commonly used metric that assists investors in understanding and evaluating the Company’s capital structure and changes to its capital structure over time. The Company currently expects to continue to exclude the items listed above from non-GAAP financial measures. Management utilizes and plans to utilize these non-GAAP financial measures to compare the Company’s operating performance during the 2024 fiscal year to the comparable periods in the 2023 fiscal year and to internally prepared projections. These non-GAAP financial measures may differ from similarly titled measures of other companies.

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except for per share data)

	13-Week Period Ended
	October 28, 2023	October 29, 2022
Net sales	$7,552	$7,532
Cost of sales	6,522	6,436
Gross profit	1,030	1,096
Operating expenses	1,023	1,000
Restructuring, acquisition and integration related expenses	4	2
Loss (gain) on sale of assets and other asset charges	19	(5)
Operating (loss) income	(16)	99
Net periodic benefit income, excluding service cost	(3)	(7)
Interest expense, net	35	35
Other income, net	—	(1)
(Loss) income before income taxes	(48)	72
(Benefit) provision for income taxes	(9)	5
Net (loss) income including noncontrolling interests	(39)	67
Less net income attributable to noncontrolling interests	—	(1)
Net (loss) income attributable to United Natural Foods, Inc.	$(39)	$66

Basic (loss) earnings per share	$(0.67)	$1.12
Diluted (loss) earnings per share	$(0.67)	$1.07

Weighted average shares outstanding:
Basic	58.7	58.8
Diluted	58.7	61.6

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except for par values)

	October 28, 2023	July 29, 2023
ASSETS
Cash and cash equivalents	$37	$37
Accounts receivable, net	1,013	889
Inventories, net	2,648	2,292
Prepaid expenses and other current assets	259	245
Total current assets	3,957	3,463
Property and equipment, net	1,744	1,767
Operating lease assets	1,218	1,228
Goodwill	19	20
Intangible assets, net	703	722
Deferred income taxes	32	32
Other long-term assets	175	162
Total assets	$7,848	$7,394
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,934	$1,781
Accrued expenses and other current liabilities	277	283
Accrued compensation and benefits	169	143
Current portion of operating lease liabilities	181	180
Current portion of long-term debt and finance lease liabilities	16	18
Total current liabilities	2,577	2,405
Long-term debt	2,296	1,956
Long-term operating lease liabilities	1,090	1,099
Long-term finance lease liabilities	10	12
Pension and other postretirement benefit obligations	16	16
Other long-term liabilities	160	162
Total liabilities	6,149	5,650
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5.0 shares; none issued or outstanding	—	—
Common stock, $0.01 par value, authorized 100.0 shares; 61.9 shares issued and 59.4 shares outstanding at October 28, 2023; 61.0 shares issued and 58.5 shares outstanding at July 29, 2023	1	1
Additional paid-in capital	606	606
Treasury stock at cost	(86)	(86)
Accumulated other comprehensive loss	(33)	(28)
Retained earnings	1,211	1,250
Total United Natural Foods, Inc. stockholders’ equity	1,699	1,743
Noncontrolling interests	—	1
Total stockholders’ equity	1,699	1,744
Total liabilities and stockholders’ equity	$7,848	$7,394

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	13-Week Period Ended
(in millions)	October 28, 2023	October 29, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income including noncontrolling interests	$(39)	$67
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	78	74
Share-based compensation	6	12
Gain on sale of long-lived assets	(7)	(5)
Long-lived asset impairment charges	21	—
Net pension and other postretirement benefit income	(3)	(7)
Deferred income tax expense	—	2
LIFO charge	7	21
Non-cash interest expense and other adjustments	2	3
Changes in operating assets and liabilities	(319)	(429)
Net cash used in operating activities	(254)	(262)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(74)	(67)
Proceeds from dispositions of assets	9	7
Payments for investments	(7)	(1)
Net cash used in investing activities	(72)	(61)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under revolving credit line	597	1,206
Repayments of borrowings under revolving credit line	(257)	(829)
Repayments of long-term debt and finance leases	(6)	(6)
Repurchases of common stock	—	(12)
Payments of employee restricted stock tax withholdings	(6)	(37)
Distributions to noncontrolling interests	(1)	(2)
Repayments of other loans	—	(1)
Other	(1)	—
Net cash provided by financing activities	326	319
EFFECT OF EXCHANGE RATE ON CASH	—	(1)
NET DECREASE IN CASH AND CASH EQUIVALENTS	—	(5)
Cash and cash equivalents, at beginning of period	37	44
Cash and cash equivalents, at end of period	$37	$39
Supplemental disclosures of cash flow information:
Cash paid for interest	$44	$40
Cash (refunds) for federal, state, and foreign income taxes, net	$(12)	$(1)
Leased assets obtained in exchange for new operating lease liabilities	$39	$57
Additions of property and equipment included in Accounts payable	$18	$26

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (unaudited)
UNITED NATURAL FOODS, INC.

Reconciliation of Net (loss) income including noncontrolling interests to Adjusted EBITDA (unaudited)

	13-Week Period Ended
(in millions)	October 28, 2023	October 29, 2022
Net (loss) income including noncontrolling interests	$(39)	$67
Adjustments to net (loss) income including noncontrolling interests:
Less net income attributable to noncontrolling interests	—	(1)
Net periodic benefit income, excluding service cost	(3)	(7)
Interest expense, net	35	35
Other income, net	—	(1)
(Benefit) provision for income taxes	(9)	5
Depreciation and amortization	78	74
Share-based compensation	6	12
LIFO charge	7	21
Restructuring, acquisition and integration related expenses	4	2
Loss (gain) on sale of assets and other asset charges (1)	19	(5)
Business transformation costs (2)	15	5
Other adjustments (3)	4	—
Adjusted EBITDA	$117	$207
(1)The first quarter of fiscal 2024 includes a $21 million non-cash asset impairment charge related to one of our corporate-owned office locations.
(2)Reflects costs associated with business transformation initiatives, primarily including third-party consulting costs and licensing costs, which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(3)Primarily reflects third-party professional service fees related to shareholder negotiations.

Reconciliation of Net (loss) income attributable to United Natural Foods, Inc. to Adjusted net (loss) income and Adjusted EPS (unaudited)

	13-Week Period Ended
(in millions, except per share amounts)	October 28, 2023	October 29, 2022
Net (loss) income attributable to United Natural Foods, Inc.	$(39)	$66
Restructuring, acquisition and integration related expenses	4	2
Loss (gain) on sale of assets and other asset charges other than losses on sales of receivables (1)	14	(5)
LIFO charge	7	21
Surplus property depreciation and interest expense (2)	1	1
Business transformation costs (3)	15	5
Other adjustments (4)	4	—
Tax impact of adjustments and adjusted effective tax rate (5)	(8)	(20)
Adjusted net (loss) income	$(2)	$70

Diluted weighted average shares outstanding	58.7	61.6
Adjusted EPS (6)	$(0.04)	$1.13
(1)Loss (gain) on sale of assets and other asset charges, as reflected here, does not include losses on sales of receivables under the accounts receivable monetization program, which are included in Loss (gain) on sale of assets and other asset charges on the Consolidated Statements of Operations and are not adjusted in the calculation of Adjusted EPS. The first quarter of fiscal 2024 includes a $21 million non-cash asset impairment charge related to one of our corporate-owned office locations.
(2)Reflects surplus, non-operating property depreciation and interest expense.
(3)Reflects costs associated with business transformation initiatives, primarily including third-party consulting costs and licensing costs, which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(4)Primarily reflects third-party professional service fees related to shareholder negotiations.
(5)Represents the tax effect of the pre-tax adjustments using an adjusted effective tax rate. The adjusted effective tax rate is calculated based on adjusted net income before tax, and its impact reflects the exclusion of changes to uncertain tax positions, valuation allowances, tax impacts related to the vesting of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. The Company believes using this adjusted effective tax rate will provide better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the underlying ongoing operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations.
(6)Adjusted earnings per share amounts are calculated using actual unrounded figures.

Calculation of net debt to Adjusted EBITDA leverage ratio (unaudited)

(in millions, except ratios)	October 28, 2023
Current portion of long-term debt and finance lease liabilities	$16
Long-term debt	2,296
Long-term finance lease liabilities	10
Less: Cash and cash equivalents	(37)
Net carrying value of debt and finance lease liabilities	2,285
Adjusted EBITDA (1)	$550
Adjusted EBITDA leverage ratio	4.2x
(1)Adjusted EBITDA for purposes of this calculation reflects the summation of the trailing four quarters ended October 28, 2023. Refer to the following table for the reconciliation of Adjusted EBITDA trailing four quarters.

Reconciliation of trailing four quarters Net loss including noncontrolling interests to Adjusted EBITDA (unaudited)

(in millions)	52-Week Period Ended October 28, 2023
Net loss including noncontrolling interests	$(76)
Adjustments to net income including noncontrolling interests:
Less net income attributable to noncontrolling interests	(5)
Net periodic benefit income, excluding service cost	(25)
Interest expense, net	144
Other income, net	(1)
Benefit for income taxes	(37)
Depreciation and amortization	308
Share-based compensation	32
LIFO charge	105
Restructuring, acquisition and integration related expenses	10
Loss on sale of assets and other asset charges	54
Multiemployer pension plan withdrawal charges	1
Other retail expense	1
Business transformation costs	35
Other adjustments	4
Adjusted EBITDA (1)	$550
(1)Adjusted EBITDA for purposes of this calculation reflects the summation of the trailing four quarters ended October 28, 2023.

Reconciliation of Net cash used in operating activities to Free cash flow (unaudited)

	13-Week Period Ended
(in millions)	October 28, 2023	October 29, 2022
Net cash used in operating activities	$(254)	$(262)
Payments for capital expenditures	(74)	(67)
Free cash flow	$(328)	$(329)

FISCAL 2024 GUIDANCE

Reconciliation of 2024 guidance for estimated Net loss attributable to United Natural Foods, Inc. to Adjusted net (loss) income and estimated Adjusted EPS (unaudited)

	Fiscal Year Ending August 3, 2024
(in millions, except per share amounts)	Low Range	Estimate	High Range
Net loss attributable to United Natural Foods, Inc.	$(120)		$(46)
Restructuring, acquisition and integration related expenses		2
LIFO charge		25
Loss on sale of assets and other asset charges (1)		13
Business transformation costs		51
Tax impact of adjustments and adjusted effective tax rate (2)		(23)
Adjusted net (loss) income	$(52)		$22

Diluted weighted average shares outstanding	59		60
Adjusted EPS (3)	$(0.88)		$0.38
(1)Loss on sale of assets and other asset charges, as reflected here, does not include losses on sales of receivables under the accounts receivable monetization program, which are included in Loss (gain) on sale of assets and other asset charges on the Consolidated Statements of Operations and are not adjusted in the calculation of Adjusted EPS.
(2)The estimated adjusted effective tax rate excludes the potential impact of changes in uncertain tax positions, tax impacts related to the vesting of share-based compensation awards and valuation allowances. Refer to the reconciliation for adjusted effective tax rate.
(3)Adjusted (loss) earnings per share amounts as presented include rounding.

Reconciliation of 2024 guidance for Net loss attributable to United Natural Foods, Inc. to Adjusted EBITDA (unaudited)

	Fiscal Year Ending August 3, 2024
(in millions)	Low Range	Estimate	High Range
Net loss attributable to United Natural Foods, Inc.	$(120)		$(46)
Benefit for income taxes	(42)		(16)
LIFO charge		25
Interest expense, net		161
Depreciation and amortization		314
Share-based compensation and other		42
Net periodic benefit income, excluding service costs		(15)
Loss on sale of assets and other asset charges		32
Restructuring, acquisition and integration related expenses		2
Business transformation costs		51
Adjusted EBITDA	$450		$550

Reconciliation of estimated 2024 and actual 2023 U.S. GAAP effective tax rate to adjusted effective tax rate (unaudited)

	Estimated Fiscal 2024	Actual Fiscal 2023
U.S. GAAP effective tax rate	22%	(329)%
Discrete quarterly recognition of GAAP items (1)	(47)%	270%
Tax impact of other charges and adjustments (2)	30%	139%
Changes in valuation allowances (3)	2%	(57)%
Other (4)	19%	—%
Adjusted effective tax rate (4)	26%	23%
Note: As part of the year-end reconciliation, we update the reconciliation of the GAAP effective tax rate for actual results.
(1)Reflects changes in tax laws, uncertain tax positions, the tax impacts related to the exercise of share-based compensation awards and any prior-year deferred tax or payable adjustments. This includes prior-year Internal Revenue Service or other tax jurisdiction audit adjustments.
(2)Reflects the tax impact of pre-tax adjustments that are excluded from pre-tax income when calculating Adjusted EPS.
(3)Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations.
(4)The Company establishes an estimated adjusted effective tax rate at the beginning of the fiscal year based on the best available information. The Company re-evaluates its estimated adjusted effective tax rate as appropriate throughout the year and adjusts for any material changes. The actual adjusted effective tax rate at the end of the fiscal year is based on actual results and accordingly may differ from the estimated adjusted effective tax rate used during the year.